SECURITIES AND EXCHANGE COMMISSION
                         Washington, D. C.  20549



                                 FORM 8-K



                              CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of
                   the Securities exchange Act of 1934



                    Date of Report:  December 19, 1997



                            LG&E ENERGY CORP.
          (Exact name of registrant as specified in its charter)

              Kentucky           1-10568          61 - 1174555
          (State or other      (Commission      (I.R.S. Employer
          jurisdiction of      File Number)   Identification No.)
           incorporation)



                           220 West Main Street
                              P.O. Box 32030
                           Louisville, KY 40232
                 (Address of principal executive offices)



                              (502) 627-2000
                     (Registrant's telephone number)

Item 5.  Other Events.

On December 19, 1997, LG&E Power Argentina I Inc. ("LG&E Argentina"), a wholly-owned indirect subsidiary of the Company, entered into a Put and Call Agreement with Pluspetrol Resources Corporation ("Pluspetrol") and ASTRA Compania Argentina de Petroleo S.A. ("Astra") pursuant to which Pluspetrol and Astra have an option to purchase from LG&E Argentina, and LG&E Argentina has an option to sell to Pluspetrol and Astra, LG&E Argentina's one-third interest in the company which owns and operates the San Miguel facility, at a purchase price which is established based upon a variable pricing structure. The put and call options expire on June 30, 1998. If the transaction occurs prior to February 1, 1998, the purchase price would be the greater of $19 million and the Company's then current net book value for the San Miguel project; if the transaction occurs after January 31, 1998, the purchase price would be $16 million. The Company's net investment in the San Miguel project as of December 31, 1997, was approximately $18.8 million.

Also, on December 30, 1997, LG&E Energy Corp. announced that it elected R. Foster Duncan, 43, to the position of executive vice president, planning and development, effective January 12, 1998.

Item 7(c).  Exhibits Filed.

Exhibit
Number              Description

99.01               News Release dated December 30, 1997.


                                SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


LG&E ENERGY CORP.
Registrant


Date:  January 8, 1998          /s/ John R. McCall
                                John R. McCall
                                Executive Vice President, General
                                Counsel and Corporate Secretary


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